WESCO INTERNATIONAL, INC.
NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN
Effective as of December 8, 2022

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ARTICLE 1

INTRODUCTION
1.1Establishment. WESCO International, Inc. (the “Company”) established this Non-Employee Directors’ Deferred Compensation Plan (the “Plan”) for those members of the Company’s Board of Directors who are not employees of the Company or any of its subsidiaries or affiliates. The Plan allows such Eligible Directors to defer the receipt of their Director Fees and to receive settlement of the right to receive payment of such amounts in the form of an issuance of Company Shares. Capitalized terms used in the Plan have the definitions set forth in Article 12.
1.2Purpose. This Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract and retain qualified persons to serve as Eligible Directors and to promote Company equity ownership by Eligible Directors, thereby aligning such Eligible Directors’ interests more closely with the interests of the stockholders of the Company.
1.3Effective Date. This Plan is effective as of December 8, 2022 (the “Effective Date”).

ARTICLE 2

ELIGIBILITY
2.1Effective Date Eligibility. Each person who was an Eligible Director on the Effective Date became eligible to participate in the Plan on the Effective Date.
2.2Initial Board Appointment Eligibility. Each person who becomes an Eligible Director following the Effective Date shall become eligible on the date of his or her initial appointment to the Board.
2.3Change in Employment Status. If any Participant subsequently becomes an employee of the Company or any of its subsidiaries or affiliates such Participant shall not be eligible to defer any Director Fees earned during any calendar year that commences following such change in status, if applicable. Such change in status shall not otherwise impact the Participant’s Stock Unit Account, which will continue to be administered in accordance with the terms of the Plan and the Participant’s Deferral Election.
ARTICLE 3

DEFERRAL ELECTIONS
3.1Deferral Elections. Each Eligible Director may elect to defer a whole percentage (in increments of 1%) of up to 100% of his or her Cash Director Fees and/or Stock Director Fees by submitting a completed Deferral Election form to the Administrator in accordance with the procedures set forth in this Article 3.
3.2Timing of Deferral Election. An Eligible Director may make a Deferral Election within thirty (30) days after the date on which he or she initially becomes eligible to participate in the Plan (the “Initial Election Period”). An Eligible Director who does not make a Deferral Election within the Initial Election Period may make a Deferral Election in accordance with administrative procedures established by the Administrator.
3.3Effect and Duration of Deferral Election. A Deferral Election shall apply only to Director Fees earned after the date such election is made and is irrevocable consistent with the requirements of Section 409A. Any Deferral Election made within the Initial Election Period will be irrevocable upon expiration of the Initial Election Period and will apply to any Director Fees earned during calendar quarters that commence following expiration of such Initial Election Period, including calendar quarters in any subsequent calendar year. Any Deferral Election made after expiration of the Initial Election Period will be irrevocable as of December 31st of the calendar year in which it was made and will apply to any Director Fees earned in any subsequent calendar year. To the extent prescribed by the Administrator in a Deferral Election form, Deferral Elections shall be evergreen so that they will continue in effect and will be applicable to Director Fees earned in all subsequent calendar years, unless and until such Deferral Election is modified as provided in Section 3.4.
3.4Modifications to Deferral Elections. To the extent a Participant has previously submitted an evergreen Deferral Election, such Participant may revoke or modify the prior Deferral Election by submitting a new Deferral Election to the Administrator at such time before the first day of any subsequent calendar year in accordance with procedures established by the Administrator. Any modified Deferral Election will commence effectiveness with respect to such subsequent calendar year and will evergreen and remain effective for calendar years commencing thereafter.
3.5Form of Deferral Election. A Deferral Election shall be made in a form approved by the Administrator.
ARTICLE 4

DEFERRED COMPENSATION ACCOUNTS
4.1Establishment of Stock Unit Account. The Company shall establish a Stock Unit Account for each Participant. All Director Fees deferred pursuant to Article 3 shall be converted to Stock Units which are credited to the Participant’s Stock Unit Account on the Deferral Date. Stock Director Fees deferred under the Plan will have the number of Shares subject to such deferral election converted into an equivalent number of Stock Units credited to the Participant’s Stock Unit Account. With respect to any Cash Director Fees deferred under the Plan, the number of Stock Units credited to a Participant’s Stock Unit Account as of a Deferral Date shall equal the amount of the deferred Director Fees divided by the Fair Market Value of a Share on such Deferral Date, with fractional Stock Units calculated to three decimal places. Fractional Stock Units shall be credited cumulatively, but any fractional Stock Unit credited to a Participant’s Stock Unit Account at the time of a distribution under Article 5 shall be converted into the right to receive a cash amount equal to the Fair Market Value of a corresponding fractional Share on the date of distribution.
4.2Crediting of Dividend Equivalents. As of each dividend payment date with respect to Shares, if any, each Participant shall have credited to his or her Stock Unit Account a dollar amount equal to the amount of cash dividends that would have been paid on the number of Shares equal to the number of Stock Units credited to the Participant’s Stock Unit Account as of the close of business on the record date for such dividend. Such dollar amount shall then be converted into a number of Stock Units equal to the number of whole and fractional Shares that could have been purchased with such dollar amount at Fair Market Value on the dividend payment date.
4.3Adjustment Provisions. In the event of a reorganization, recapitalization, stock split, stock dividend, spin off, combination, corporate exchange, merger, consolidation or other change in the Shares that does not qualify as a Change in Control, or any distribution to holders of Shares other than cash dividends or any transaction determined in good faith by the Administrator to be similar to the foregoing but, the Administrator shall make appropriate equitable changes in the number of Stock Units credited to the Participant’s Stock Unit Account.
ARTICLE 5

DISTRIBUTION OF DEFERRED COMPENSATION
5.1Share Settlement and Source of Shares. Settlement of a Participant’s Stock Unit Account will be effected by delivering to the Participant a number of Shares equal to the number of whole Stock Units credited to the Participant’s Stock Unit Account. The source of Shares distributed pursuant to this

Plan shall be the Company’s 2021 Omnibus Incentive Plan or any successor equity incentive plan adopted by the Company. Any fractional Stock Units credited to a Participant’s Stock Unit Account at the time of a distribution shall be paid in cash at the time of such distribution.
5.2Timing and Form of Distribution. The Participant shall specify on the Deferral Election form the timing of distribution in settlement of the Participant’s Stock Unit Account as specified on the Deferral Election form, which may commence on any of the following permissible distribution events, with such distribution to be made in either (i) a lump sum, or (ii) substantially equal annual installments over a period not to exceed five (5) years:
(a)The Participant’s Separation from Service; or
(b)A Specified Date.
5.3Default Form of Distribution. If a Participant submits a Deferral Election form but fails to specify a distribution event or form of distribution on the Deferral Election form, the Participant’s Stock Unit Account will be distributed in a single lump sum within 60 days following the Participant’s Separation from Service.
5.4Change in Control. Notwithstanding anything in the Plan or a Deferral Election to the contrary, in the event of a Change in Control that occurs prior to the distribution or commencement of distribution of a Participant’s Stock Unit Account, such Participant’s Stock Unit Account will be distributed in a single lump sum upon such Change in Control.
5.5Specified Employee Delay in Distribution Upon Separation from Service. The provisions of this Section 5.5 shall apply to the extent necessary to avoid adverse tax consequences to a Participant under Section 409A of the Code. If a Participant is a Specified Employee no distribution to such Participant which is triggered by a Separation from Service will be made any earlier than six months and one day following the date of the Separation from Service. If a Participant is a Specified Employee and is scheduled to receive payments in the form of annual installments upon a Separation from Service, the first annual installment payment will be made six months and one day following the date of the Separation from Service, and the remaining annual installment payments shall be made as originally scheduled.
5.6Distribution upon Death. In the event of a Participant’s death at any time prior to distribution of the Participant’s entire Stock Unit Account, whether before or after such distribution had commenced, as soon as administratively feasible after the Participant’s death the entire balance of the Participant’s Stock Unit Account shall be immediately settled in an issuance of Shares with a cash payment for any fractional Stock Unit to the beneficiary designated by the Participant under Article 7.
5.7Unforeseeable Emergency. In the event the Participant experiences an unforeseeable emergency as defined in Treas. Reg. § 1.409A-3(i)(3), the Administrator may, at the request of the Participant, make a distribution from the Participant’s Stock Unit Account equivalent to the amount reasonably necessary to satisfy the emergency need. The balance of the Stock Unit Account will not be distributed until the occurrence of the earliest distribution event as provided in the Participant’s Deferral Election. Unforeseeable emergency distributions will be administered in manner compliant with the requirements of Section 409A.
5.8Specified Date Distribution Downstream Election Changes. A Participant who had elected to receive distribution in settlement of his or her Stock Unit Account on a Specified Date is permitted to elect to delay a distribution or change the form of a distribution in accordance with procedures established by the Administrator so long as the following conditions are met:
(a)Such election does not take effect until at least twelve (12) months after the date on which the election is made;
(b)Such election must defer the distribution for a period of at least five (5) years from the date such distribution would otherwise have been made; and

(c)If the distribution is scheduled to begin at specified time or pursuant to a fixed schedule, then such election must be made no less than twelve (12) months before the date the distribution is scheduled to be made.
Any subsequent deferral election shall become irrevocable as of the last permissible date for making such subsequent deferral election.
ARTICLE 6

UNFUNDED STATUS
6.1General. The interest of each Participant in any Director Fees deferred under the Plan (and any Stock Units or Stock Unit Account relating thereto) shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units credited thereto, shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Except as provided in Section 6.2, no money or other assets shall be set aside for any Participant.
6.2Trust. To the extent determined by the Board, the Company may, but shall not be required to, transfer funds necessary to fund all or part of the payments under the Plan to a trust; provided, the assets held in such trust shall remain at all times subject to the claims of the general creditors of the Company. No participant or beneficiary shall have any interest in the assets held in such trust or in the general assets of the Company other than as a general, unsecured creditor. Accordingly, the Company shall not grant a security interest in the assets held by the trust in favor of any Participant, beneficiary or creditor.
ARTICLE 7

DESIGNATION OF BENEFICIARY
7.1Beneficiary Designation. Each Participant may designate one or more beneficiaries to receive settlement of the Participant’s Stock Unit Account in the event of such Participant’s death. The Company may rely upon the beneficiary designation filed with the Administrator, provided that such form was executed by the Participant or his or her legal representative and filed with the Administrator prior to the Participant’s death. If a Participant has not designated a beneficiary, or if the designated beneficiary is not surviving when a payment is to be made to such person under the Plan, the beneficiary with respect to such payment shall be the Participant’s surviving spouse, or if there is no surviving spouse, the Participant’s estate.
ARTICLE 8

ADMINISTRATION
8.1Administrator. The Plan shall be administered by a committee of one or more persons appointed by the Board, which is referred to as the Administrator. Unless the Board determines otherwise, the Administrator shall be the Compensation Committee of the Board. The Administrator shall have the authority to make all determinations it deems necessary or advisable for administering the Plan, subject to the express provisions of the Plan, and to delegate its authority to one or more Company employees.
8.2Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon the Participants and any other persons having any interest in the Plan.
8.3Indemnification of Administrator. The Company shall indemnify and hold harmless the Administrator, and any Company employee to whom the duties of the Administrator are delegated,

against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct.

ARTICLE 9

TAXES
9.1Withholding Taxes. By electing to make a deferral under this Plan, to the extent applicable, each Participant authorizes any required withholding from, at the Company’s election, distributions and any other amounts payable to the Participant, and the Participant otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company if any, which arise in connection with payments or distributions from this Plan. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to make distributions under this Plan. Any tax withholding obligation triggered by a distribution of Shares will be satisfied by an automatic reduction in the number of Shares issued to the Participant or the Participant’s beneficiary by a number of Shares having a Fair Market Value equal to such tax withholding obligation.
9.2409A Savings. This Plan is intended to comply with the requirements of Section 409A of the Code. The Administrator shall interpret the Plan provisions in a manner consistent with the requirements of Section 409A of the Code. To the extent one or more provisions of this Plan do not comply with Section 409A of the Code, such provision shall be automatically and immediately voided, and shall be amended as soon as administratively feasible and shall be administered to so comply. Notwithstanding the foregoing or anything else to the contrary in the Plan, the Company shall have no liability to any Participant should any provision of the Plan fail to satisfy the requirements of Section 409A.
ARTICLE 10

SECURITIES LAWS COMPLIANCE
10.1Action by Administrator. With respect to any Participant who is then subject to Section 16 of the Exchange Act, notwithstanding anything to the contrary set forth herein, any function of the Administrator under the Plan relating to such Participant shall be performed solely by the Board or its Compensation Committee, if and to the extent required to ensure the availability of an exemption under Section 16 of the Exchange Act for any transaction relating to such Participant under the Plan.
10.2Compliance with Section 16. Notwithstanding any other provision of the Plan or any rule, instruction, election form or other form, the Plan and any such rule, instruction or form shall be subject to any additional conditions or limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, such provision, rule, instruction or form shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
ARTICLE 11

GENERAL PROVISIONS
11.1No Stockholder Rights Conferred. Nothing contained in the Plan will confer upon any Participant or beneficiary any rights of a stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary in accordance with Article 5.

11.2Changes to The Plan. The Administrator may amend, alter, suspend, discontinue, extend, or terminate the Plan without the consent of Participants; provided, no action taken without the consent of an affected Participant may materially impair the rights of such Participant with respect to any Stock Units credited to his or her Stock Unit Account at the time of such change or termination except that the Administrator may without the consent of any Participant terminate the Plan and distribute Shares in settlement of Stock Units then credited to Participant’s Stock Unit Account in connection with a Change in Control.
11.3Compliance With Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations, or contractual obligations of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such restrictions as may be applicable under such laws, regulations and other obligations of the Company.
11.4Limitations on Transferability. Stock Units and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant. Stock Units and other rights under the Plan may be transferred only if such transfer is (i) permitted by Section 409A without triggering adverse tax consequences to the Participant (e.g., a gratuitous transfer), and (ii) approved by the Administrator.
11.5Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with laws of the State of Delaware.
11.6Plan Termination. The Administrator reserves the right to terminate the Plan at any time to the extent such termination is in compliance with the requirements of Section 409A. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as the Company and the Participants have no further rights or obligations under the Plan.
11.7Acceleration of Plan Distributions. The Administrator reserves the right to accelerate the distribution of Shares in settlement of Stock Unit Accounts to the extent compliant with the requirements of Section 409A, including any accelerated distribution permitted by Treas. Reg. § 1.409A-3(j)(4).
ARTICLE 12

DEFINITIONS
Wherever used herein, the following terms shall have the meanings set forth below:
“Administrator” means the committee appointed to administer the Plan under Article 8.
“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Shares.
“Board” means the Board of Directors of the Company.
“Cash Director Fees” means all or part of any annual or quarterly retainer or meeting fees payable in cash to a Non-Employee Director as consideration for services provided as a Director in the form of cash.
“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined in Section 409A(a)(2)(A)(v) of the Code. Whether a Change in Control has occurred will be determined in manner consistent with the requirements of Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means WESCO International, Inc., a Delaware corporation, or any successor thereto.
“Deferral Date” means the date Director Fees would otherwise have been paid to the Participant in the absence of a Deferral Election. With respect to Stock Director Fees, the Deferral Date means the date on which the applicable award would otherwise vest and settle in shares in the absence of a Deferral Election.
“Deferral Election” means a written election by a Participant to defer Director Fees under the Plan in such form as the Administrator shall determine from time to time.
“Director” means any individual who is a member of the Board.
“Director Fees” means Cash Director Fees and/or Stock Director Fees. Director Fees shall not include any expenses paid directly or through reimbursement.
“Eligible Director” means a Director who is not an employee of the Company or any of its subsidiaries or affiliates.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the immediately preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Administrator may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Administrator in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A.
“Participant” means an Eligible Director who elects to defer Director Fees under the Plan.
“Section 409A” shall mean Section 409A of the Code and the regulations and other legally binding guidance promulgated thereunder.
“Separation from Service” means the termination of an individual’s service with the Company for any reason within the meaning of Treas. Reg. § 1.409A-1(h). Whether a Separation from Service has occurred will be determined in manner consistent with the requirements of Section 409A.
“Shares” means shares of the Company’s common stock, par value $0.01 per share, or, in the event that the outstanding shares of the Company’s common stock are recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
“Specified Date” means the date elected by the Participant on the Deferral Form for commencement of distribution of Shares in settlement of the Participant’s Stock Unit Account.
“Specified Employee” means a “specified employee” as defined in Treas. Reg. § 1.409A-1(i).
“Stock Director Fees” means all or part of any award providing for an issuance of Shares granted to a Non-Employee Director as consideration for services provided as a Director, but excluding any stock option.
“Stock Unit Account” means the bookkeeping account established by the Company pursuant to Section 4.1.
“Stock Units” means the credits made to a Participant’s Stock Unit Account under Article 4 of the Plan. Each Stock Unit represents the right to receive one Share upon settlement of the Stock Unit Account.